Exhibit 11.0
                             UFP Technologies, Inc.
                 Statement of Computation of Per Share Earnings
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                                                            Three months ended March 31,
                                                            ----------------------------
                                                               1995            1996
                                                               ----            ----
Net income                                                  $     6.843       136.948

Primary earnings per share:
        Weighted average common shares
          outstanding                                         4.621.854     4.626.854
        Dilutive stock options and warrants                      95.288       137.527
                                                            -----------     ---------
                                                              4.717.142     4.764.381
                                                            ===========     =========
        Income per share                                    $      0.00          0.03
                                                            ===========     =========

Fully diluted earnings per share:
        Weighted average common shares
          outstanding                                         4.621.854     4.626.854
        Dilutive stock options and warrants                      95.288       137.527
                                                            -----------     ---------
                                                              4.717.142     4.764.381
                                                            ===========     =========
        Income per share                                    $      0.00          0.03
                                                            ===========     =========

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